                                                                     EXHIBIT 4.1
                         EMPLOYEE BENEFIT PLANS, INC.
                            1986 STOCK OPTION PLAN
                      Restated effective August 24, 1989


      Section 1: Purpose. The purpose of the 1986 Stock Option Plan is to induce certain designated key persons to remain in the employ of Employee Benefit Plans, Inc., a Delaware corporation (the "Corporation") and to encourage such persons to secure or increase on reasonable terms their stock ownership in the Corporation. The Board of Directors of the Corporation believes the Plan is in the best interest of the Corporation and will promote the success of the Corporation. This success will be achieved by encouraging continuity of management and increased incentive and personal interest in the welfare of the Corporation by those who are primarily responsible for shaping and implementing the long-range plans of the Corporation.

      The Plan was originally adopted effective October 6, 1986.  Pursuant to
Section 16 of the Plan, the Corporation hereby amends and restates the Plan in its entirety.

      Options granted under this Plan may either be Incentive Stock Options qualified under Section 422A of the Code or Non-Qualified Options.

      Section 2: Definitions. For purposes of this Plan, the following terms shall have the meanings indicated below:

            (a) "Capital Stock": any of the Corporation's authorized but unissued shares of voting common stock, par value $.01 per share.

            (b) "Code": the Internal Revenue Code of 1986, as amended from time to time.

            (c) "Fair Market Value": the price per share determined by the Board of Directors in the manner provided by the Code and Regulations, at the time any Option is granted.

            (d) "Incentive Stock Option": an option defined in Section 422A of the Code to purchase shares of the common stock of the Corporation.

            (e) "Non-Qualified Stock Option": an option, not intended to qualify as an Incentive Stock Option as defined in Section 422A of the Code, to purchase common stock of the Corporation.

            (f) "Option": the term shall refer to either an Incentive Stock Option or a Non-Qualified Stock Option.

            (g) "Option Agreement": a written agreement pursuant to which the Corporation grants an option to an Optionee and sets the terms and conditions of the option.

            (h) "Option Date": the date upon which an Option Agreement for an option granted pursuant to this Plan is duly executed by or on behalf of the Corporation.

            (i) "Option Stock": the voting common stock of the Corporation, par value $.01 per share (subject to adjustment as described in Section
      8) reserved for options pursuant to this Plan, or any other class of stock of the Corporation which may be substituted therefore by exchange, stock split or otherwise.

            (j) "Optionee": an officer, management level employee and other employee of the Corporation or one of its Subsidiaries to whom an option has been granted under the Plan.

            (k) "Plan": this 1986 Stock Option Plan, dated this even date, as amended hereafter from time to time.

            (l) A "Subsidiary": any corporation in an unbroken chain of corporations beginning with the Corporation, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

      Section 3: Options Available Under Plan. An aggregate of 666,667 shares of the Corporation's authorized but unissued shares of voting common stock, par value $.01 per share, is hereby made available, and shall be reserved for issuance, under this Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 8. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan. The total number of shares reserved under this Plan, or any portion thereof, may be granted pursuant to either the Incentive Stock Option Section or the Non-Qualified Section provided that the total number of shares subject to Options under both sections cannot, in the aggregate, exceed 666,667, subject to adjustment as described in Section 8.

      Section 4: Administration. The Plan shall be administered by the Board of Directors of the Corporation. At all times subject to the authority of the Board of Directors, the Board of Directors may from time to time delegate some or all of its authority under the Plan to a committee consisting of three (3) or more Directors (the "Committee"), and/or obtain assistance or recommendations from such Committee. If no separate committee is appointed, the Board shall constitute the Committee, and references to the Committee shall include the entire Board of Directors.

      The Corporation shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be Optioned and the term during which any such Options may be exercised. At all times, a majority of the members of the Committee making determinations about the grant of Options to employee-directors must be disinterested in the grant being made. The Committee may from time to time adopt rules and regulations for carrying out the Plan and interpretations and constructions of any provision of the Plan, which shall be final and conclusive.

      Section 5: Eligibility for Incentive Stock Options. Incentive Stock Options may only be granted to an officer, management level employee or other employee of the Corporation or any of its Subsidiaries. A director of the Corporation who is not also an employee shall not be eligible to receive an Incentive Stock Option.

      In selecting the employees to whom Incentive Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Corporation and all Subsidiary corporations) shall not exceed $100,000. Subject to the provisions of Section 3, an employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

      No Incentive Stock Option may be granted under this Plan later than the expiration of ten (10) years from the effective date.

      Section 6: Eligibility for Non-Qualified Options. Non-Qualified Options may be granted only to an officer, management level employee, other employee of the Corporation or a subsidiary. No further restrictions are placed on the Committee in determining eligibility for granting Non-Qualified Options.

      Section 7: Terms and Conditions of Options. Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Corporation the name of the Optionee, the number of shares to be Optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Corporation shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

            (a) Number of shares and option price. The Option Agreement shall state the total number of shares to which it pertains. The price of Option Stock for an Incentive Stock Option, shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. The price of Option Stock for a Non-Qualified Stock Option shall be determined by the Committee and may be less than the Fair Market Value at the Option Date. In the event an Incentive Stock Option is granted to an employee, who, at the Option Date, owns more than ten percent (10%) of the voting power of all classes of the Corporation's stock then outstanding, the price of the shares of common stock which will be covered by such Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the common stock at the Option Date. The Option price shall be subject to adjustment as provided in
      Section 8 hereof.

            (b) Time and Manner of Exercise of Option. Except as otherwise determined from time to time by the Board, Incentive Stock Options granted under the Plan shall be exercisable as follows:

                  (i) Upon grant, the option may be exercised as to twenty percent (20%) of the shares covered thereby;

                  (ii) During each twelve (12) month period thereafter from the date on which the option was granted, on such date designated by the Board, the option shall become exercisable as to an additional twenty percent (20%) of the shares covered thereby; and

                  (iii) No option may be exercised after ten (10) years
            from the date on which the option was granted; provided that no incentive stock option granted to a 10% Holder may be exercised after five (5) years from the date on which it was granted.

            (c) Termination of Employment, Except Death or Disability. In the event that an Optionee shall cease to be employed by the Corporation for any reason other than his death, disability or "for cause", subject to the condition that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted, such Optionee shall have the right to exercise any outstanding Options at any time within three (3) months after the termination of the employee. In the event that Optionee shall be terminated "for cause" including but not limited to (i) his willful breach of any agreement entered into with the Corporation, (ii) misappropriation of the Corporation's property, fraud, embezzlement, other acts of dishonesty against the Corporation, or (iii) conviction of any felony or crime involving moral turpitude, the Option may be terminated as of the date of the Optionee's termination of employment.

            (d) Leaves of Absence. The Optionee may not exercise any part of any Incentive Stock Option while the Optionee is on leave of absence.

            (e) Death or Disability of Optionee. If the Optionee shall die or become disabled within the definition of Section 105(d)(4) of the Code, (i) while in the employ of the Corporation or any Subsidiary, or
      (ii) within a period of three (3) months after the termination of his or her employment with the Corporation or any Subsidiary as provided in paragraph (c) of this section, and in either case shall not have fully exercised his or her Options, any Options granted pursuant to the Plan shall be exercisable only within six (6) months following his death or date of disability or until the earlier originally stated expiration thereof. In the case of death, such Option shall be exercised pursuant to subparagraph (h) of this Section by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of his death.

            (f) Tender Offers. In the event of the purchase of in excess of fifty percent (50%) of the Corporation's outstanding common stock pursuant to a tender offer approved by the Corporation's Board of Directors and made in accordance with the provisions of the Securities Exchange Act of 1934 (a "Tender"), all options granted hereunder and not yet exercised on the date of the close of such Tender shall automatically terminate on such date, and all options, which are exercisable as of sale date must be exercised within thirty (30) days after such date and shall automatically be converted into the right to receive in lieu of Common Stock an amount equal to the amount per share of Common Stock paid pursuant to the Tender.

            (g) Transfer of Option. Each Option granted hereunder shall, by its terms, be not transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

            (h) Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and rights with respect to such shares which have accrued and are in effect. Such Option shall be exercisable only within the Option period and only by (i) written notice to the Corporation of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Corporation; and (iii) payment to the Corporation of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash (including certified check, bank draft or postal or express money order), by delivery of shares of common stock of the Corporation with a Fair Market Value equal to the Option purchase price, by a combination of cash and such shares, whose value together with such cash shall equal the Option purchase price or by any other method of payment which the Board shall approve and, in the case of an Incentive Stock Option, which shall not be inconsistent with the provisions of Section 422A of the Code, provided, however, that there shall be no such exercise at any one time as to fewer than ten (10) shares or all of the remaining shares then purchasable by the Optionee or person exercising the Option. No Incentive Stock Option granted before January 1, 1987 may be exercised until all Incentive Stock Options previously granted to Optionee have been exercised or have lapsed. When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Corporation before the Agreement is returned to the Optionee. When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be cancelled and retained by the Corporation.

            (i)   Delivery of Certificate.  Between fifteen (15) and thirty
      (30) days after receipt of the written notice and payment specified above, the Corporation shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Corporation, or the stock transfer agent for the Corporation, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee and the address specified in the written notice of exercise.

            (j) Other Provisions. The Option Agreements authorized under this Section shall contain such other provisions as the Committee shall deem advisable.

      Section 8: Adjustments. In the event that the outstanding shares of the common stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reasons of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up; combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Option or a grant of additional benefits to a participant.

      If the Corporation is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for (i) other securities of the Company or
(ii) securities of another corporation which has assumed the outstanding Options under the Plan or has substituted for such Options its own Options, then each Optionee shall be entitled (subject to the conditions stated herein or in such substituted Options, if any), in respect of that Optionee's Options, to purchase that amount of such other securities of the Corporation or of such other corporation as is sufficient to ensure that the value of the Optionee's Options immediately before the corporate transaction is equivalent to the value of such Options immediately after the transaction, taking into account the Option Price of the Option before such transaction, the fair market value per share of the common stock immediately before such transaction and the fair market value immediately after the transaction, of the securities then subject to that Option (or to the Option substituted for that Option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this clause.

      Section 9: Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Corporation with respect to the shares covered by his Option until such shares shall have been issued to the Optionee.

      Section 10: No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Neither shall the Plan confer upon the Optionee any rights respecting continued employment nor limit the Optionee's rights or the employer corporation's rights to terminate such employment.

      Section 11: Withholding Taxes. Whenever under the Plan shares of Option Stock are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificates or certificates for said shares by the Corporation, the Corporation shall have the right to require the employee to remit to the Corporation an amount sufficient to satisfy any federal and state withholding or other employment taxes resulting from such exercise.

      Section 12: Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended (the "1933 Act"), the Corporation shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Corporation which is satisfactory in form and scope to counsel for the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the shares issued to him or her pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the

1933 Act, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed on the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Corporation shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and Directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

      Section 13: Modification of Outstanding Options. The Board may accelerate the exercisability of an outstanding Option and may authorize the modification of any outstanding Option with the consent of the participant when and subject to such conditions as are deemed to be in the best interests of the Corporation and in accordance with the purposes of the Plan.

      Section 14: Loans Prohibited. The Corporation shall not, directly or indirectly, lend money to a participant or to any person or persons entitled to exercise an Option by reason of the death of a participant for the purpose of assisting him, her or them in the acquisition of shares covered by an Option granted under the Plan.

      Section 15: Effective Date. Except as specified herein, this amended Plan is effective (the "Effective Date"), upon approval by the Board of Directors and Shareholders holding a majority of the voting Stock of the Corporation.

      Section 16: Liquidation. Upon the complete liquidation of the Corporation, any unexercised Options theretofore granted under this Plan shall be deemed cancelled, except as otherwise provided in Section 8 in connection with a merger, consolidation or reorganization of the Corporation.

      Section 17: Restrictions on Issuance of Shares. Notwithstanding the provisions of Section 7, the Corporation may delay the issuance of shares covered by the exercise of any Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

            (a) The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

            (b) A no-action letter in respect of the issuance of such shares shall have been obtained by the Corporation from the Securities and Exchange Commission and any applicable state securities commissioner; or

            (c) Counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.

      It is intended that all exercise of Options shall be effective, and the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

      Section 18: Termination and Amendment of the Plan. This Plan shall terminate ten (10) years after October 6, 1986 the original effective date of the Plan or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan.

      The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Corporation, except as provided in Section 8 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein, or (d) change the class of persons eligible to receive Options under the Plan.

                            AMENDMENT NO. 1 TO THE
                       RESTATED 1986 STOCK OPTION PLAN
                         EMPLOYEE BENEFIT PLANS, INC.

                          Effective August 24, 1989


      Section 7(a) of the Restated 1986 Stock Option Plan of Employee Benefit Plans, Inc. is hereby amended to include the following additional provision:

      Notwithstanding anything herein to the contrary, the price of Option Stock for a Non-Qualified Stock Option shall be determined by the Committee and, for Non-Qualified Stock Options granted after August 24, 1989, shall not be less than eighty-five percent (85%) of the Fair Market Value of the Option Stock at the Option Date.

                         EMPLOYEE BENEFIT PLANS, INC.
                       1986 RESTATED STOCK OPTION PLAN


                            Stock Option Agreement
                                     with

                            _______________________

                            ________________, 199__

                         EMPLOYEE BENEFIT PLANS, INC.

                            STOCK OPTION AGREEMENT


      This AGREEMENT is made effective as of the _________ day of _____________, 199__, by and between Employee Benefit Plans, Inc., a Delaware corporation (the "Company"), and the undersigned employee of the Company (or one of its subsidiaries) (the "Employee").

      Recitals

      1. The Company desires to afford the Employee an opportunity to purchase shares of its common stock, par value $.01 per share (the "Shares"), to carry out the purposes of its 1986 Restated Stock Option Plan, as amended (the "Plan").

      2. Section 7 of the Plan provides that each option is to be evidenced by an Option Agreement, setting forth the terms and conditions of the Option.

      ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

      1. Grant of Option. The Company hereby irrevocably grants to the Employee a ____________ Stock Option (the "Option") to purchase all or any part of an aggregate of _________________________ (_______) Shares on the terms and conditions hereinafter set forth.

      2. Purchase Price. The purchase price for the Shares covered by the Option (the "Purchase Price") shall be $________ per Share.

      3.    Time and Manner of Exercise of Option.

            (a) The Option shall be exercisable as to 20% of the Shares as of the date hereof unless accelerated pursuant to Section 7 hereof, and shall become exercisable as to the remainder of the Shares in equal annual installments as follows:

                                               Percentage of
                                              Shares Becoming                          Cumulative
                                               Available for                           Percentage
         On or After                              Exercise                             Available
         -----------                          ----------------                        -----------
                                                    20%                                   40%
                                                    20%                                   60%
                                                    20%                                   80%
                                                    20%                                  100%

            (b) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Purchase Price for such Shares, which payment may be in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the Option with a fair market value equal to the exercise price; provided, however, that there shall be no such exercise at any one time as to fewer than ten (10) Shares or all of the remaining Shares then purchasable by the person or persons exercising the Option, if fewer than ten
(10) Shares. Upon such exercise, delivery of a Certificate for Paid-up, non-assessable Shares shall be made at the Principal office of the Company to the Person or Persons exercising the Option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

            (c) The Company shall at all times during the term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Option and shall pay all original issue and transfer taxes (if any) with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a Stockholder of the Company in respect of the Shares until one or more Certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

      4.    Term of Option.

            (a) The Option shall terminate ten (10) years from the date hereof, but shall be subject to earlier termination as hereinafter Provided.

            (b) Except as otherwise Provided in this Section 4, in the event that the Employee ceases to be an employee of the Company or one of its subsidiaries, the Option may be exercised, to the extent then exercisable under
Section 3(a) hereof, within three (3) months after the date the Employee ceases to be an employee of the Company or one of its subsidiaries, but shall thereafter terminate.

            (c) If such termination of employment is because of dismissal for cause or because the Employee is in breach of any employment agreement, the Option will terminate on the date the Employee ceases to be an employee of the Company or one of its subsidiaries.

            (d) If such termination of employment is because the Employee has died or become permanently disabled within the meaning of Section 105(b) (4) of the Internal Revenue Code of 1986 (the "Code"), the Option may be exercised prior to the expiration of (i) six (6) months from the date the Employee ceases to be an employee or (ii) ten (10) years from the date hereof, whichever occurs first.

            (e) In the event of termination of employment, the Option shall be exercisable only to the extent that the right to Purchase the Shares under the Option has accrued and is in effect at the date of such cessation of employment, unless such cessation is because the Employee has become disabled, in which case the Option may be exercised to the full number of Shares covered hereby.

            (f) In the event of the death of the Employee, the Option may be exercised by the estate of the Employee, or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Employee.

      5. Non-Transferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or by his guardian or legal representative. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as provided herein, including without limitation any purported assignment (whether voluntary or by operation of law), pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

      6.    Investment Representation.  Notwithstanding the provisions of
Section 3 hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such Shares until Employee executes a written declaration that the Shares issued to him pursuant to such exercise of the Option are for his own account as an investment and not with a view to, or for resale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in effect.

      7. Adjustments. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock (other than in a tender offer as described in Section 8 hereof), appropriate adjustment shall be made in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the Employee shall be maintained as before the occurrence of such event; such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Purchase Price per Share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of the Option or grant of additional benefits to the Employee.

      8. Tender Offers. In the event of the purchase of in excess of fifty percent (50%) of the Company's outstanding common stock pursuant to a tender offer approved by the Company's Board of Directors and made in accordance with the provisions of the Securities Exchange Act of 1934 (a "Tender"), all options granted hereunder and not yet exercised on the date of the close of such Tender shall automatically terminate on such date, and all options which are exercisable as of sale date must be exercised within thirty (30) days after such date and shall automatically be converted into the right to receive in lieu of Common Stock an amount equal to the amount per share of Common Stock paid pursuant to the Tender.

      9. Liquidation. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Employee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent then exercisable.

      10. Fractional Shares. No fraction of a share shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of Shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its President thereunto duly authorized, and the Employee has hereunto set his hand, effective as of the date first appearing above.

                                   EMPLOYEE BENEFIT PLANS, INC.


                                   By:
                                      -----------------------------------------
                                                                  , President
                                      ----------------------------



                                   EMPLOYEE


                                   --------------------------------------------

                         EMPLOYEE BENEFIT PLANS, INC.


                            1986 STOCK OPTION PLAN




                       Incentive Stock Option Agreement


                                     with

                         EMPLOYEE BENEFIT PLANS, INC.

                       INCENTIVE STOCK OPTION AGREEMENT

      This AGREEMENT entered into as of the 1st day of June, 1987, by and between Employee Benefit Plans, Inc., a Delaware corporation (the "Company"), and the undersigned employee of the Company (or one of its subsidiaries) (the "Employee").

      Recitals

      1. The Company desires to afford the Employee an opportunity to purchase shares of its common stock, par value $0.01 per share (the "Shares"), to carry out the purposes of its 1986 Stock Option Plan (the "Plan").

      2. Section 5 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

      ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

      1. Grant of Option. The Company hereby irrevocably grants to the Employee an incentive stock option (the "Option") to purchase all or any part of an aggregate of Five Thousand (5,000) Shares on the terms and conditions hereinafter set forth.

      2. Purchase Price. The purchase price for the Shares covered by the Option (the "Purchase Price") shall be $3.00 per Share.

      3.    Time and Manner of Exercise of Option.

            (a) The Option shall be exercisable as to 20% of the Shares as of the date unless accelerated pursuant to Section 7 hereof, and shall become exercisable as to the remainder of the Shares in equal annual installments as follows:

                                               Percentage of
                                              Shares Becoming                          Cumulative
                                               Available for                           Percentage
        On or After                               Exercise                             Available
        -----------                               --------                             ---------
       March 1, 1988                                20%                                   40%
       March 1, 1989                                20%                                   60%
       March 1, 1990                                20%                                   80%
       March 1, 1991                                20%                                  100%

            (b) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Purchase Price for such Shares, which payment may be in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the Option, valued at fair market value determined by the Board of Directors of the Company in accordance with the terms of Section 6 of the Plan; provided, however, that there shall be no such exercise at any one time as to fewer than ten (10) Shares or all of the remaining Shares then purchasable by the person or persons exercising the Option, if fewer than ten
(10) Shares. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

            (c) The Company shall at all times during the term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Option and shall pay all original issue and transfer taxes (if any) with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

      4.    Term of Option.

            (a) The Option shall terminate ten (10) years from the date hereof, but shall be subject to earlier termination as hereinafter provided.

            (b) Except as otherwise provided in this Section 4, in the event that the Employee ceases to be an employee of the Company or one of its subsidiaries, the Option may be exercised, to the extent then exercisable under
Section 3(a) hereof, within three (3) months after the date the Employee ceases to be an employee of the Company or one of its subsidiaries, but shall thereafter terminate.

            (c) If such termination of employment is because of dismissal for cause or because the Employee is in breach of any employment agreement, the Option will terminate on the date the Employee ceases to be an employee of the Company or one of its subsidiaries.

            (d) If such termination of employment is because the Employee has become permanently disabled within the meaning of Section 105(b)(4) of the Internal Revenue Code of 1986 (the "Code"), the Option may be exercised prior to the expiration of (i) twelve (12) months from the date the Employee ceases to be an employee or (ii) ten (10) years from the date hereof, whichever occurs first.

            (e) In the event of termination of employment, the Option shall be exercisable only to the extent that the right to purchase the Shares under the Option has accrued and is in effect at the date of such cessation of employment, unless such cessation is because the Employee has become disabled, in which case the Option may be exercised to the full number of Shares covered hereby.

            (f) In the event of the death of the Employee, the Option may be exercised to the full number of Shares covered hereby, whether or not under the provisions of Section 3(a) hereof the Employee was entitled to do so at the date of his death, by the estate of the Employee, or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Employee. In such circumstances, the Option must be exercised prior to the expiration of (i) twelve (12) months after the death of the Employee or (ii) ten (10) years from the date hereof, whichever occurs first.

      5. Non-Transferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or by his guardian or legal representative. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as provided herein, including without limitation any purported assignment (whether voluntary or by operation of law), pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

      6.    Restrictions on Issue of Shares.

            (a) Notwithstanding the provisions of Section 3 hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

                  (i) The Shares with respect to which such option has been exercised are at the time of the issuance of such shares effectively registered under applicable federal and state securities laws now in effect or as hereafter amended; or

                  (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities laws, as now in effect or as hereafter amended.

It is intended that all exercises of the Option shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issuance of Shares, except as otherwise agreed by the Company in writing.

            (b) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 as now in effect or as hereafter amended (the "1933 Act"), upon any date on which the

Option is exercised in whole or in part, the Company shall be under no further obligation to issue Shares covered by the Option, unless the person exercising the Option shall give a written representation and undertaking to the Company, substantially in the form attached hereto as Exhibit A ("Investment and Repurchase Agreement"), that such person is acquiring the Shares issued to him or her pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for resale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in effect, and that if Shares are issued pursuant to such exercise of the Option without such registration, the Company may place a legend to this effect, upon any certificate representing the Shares so issued by reason of such exercise.

            (c) In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes the Shares covered by the Option, or to qualify any such Shares for exemption under the 1933 Act or other applicable statutes, then the Company may take such action and may require from the Employee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from the Employee against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

            (d) In the event that upon exercise of this Option the Shares are required to be pledged for the benefit of any creditor of the Company, the Employee shall enter into any pledge agreement which such creditor may request, and shall pledge his Shares issuable upon exercise hereof pursuant to such pledge agreement.

      7.    Recapitalizations, Reorganizations and the Like.

      In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock (other than any such transaction which results in a Change of Control, as hereinafter defined), appropriate adjustment shall be made in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the Employee shall be maintained as before the occurrence of such event; such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Purchase Price per Share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of the Option or grant of additional benefits to the Employee.

      In addition, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as defined in the Plan) of the Company, the option shall be thereupon exercisable with respect to the full number of Shares covered thereby, and the purchaser(s) of the Company's assets or stock may, in his or its discretion, deliver to the Employee the same kind of consideration that is delivered to other shareholders of the Company as a result of such sale, conveyance or Change in Control, which consideration shall be equal in value to the value of those Shares or other securities the Employee would have received had the Option been exercised (to the extent then exercisable) and no disposition of the Shares or other securities acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the Purchase Price therefor. Upon receipt of such consideration by the Employee, the Option shall immediately terminate and be of no further force and effect.

      Upon dissolution or liquidation of the Company, the Option shall terminate, but the Employee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent then exercisable.

      No fraction of a share shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of Shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its President thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.


                                         EMPLOYEE BENEFIT PLANS, INC.

                                         By
                                            -----------------------------------
                                              William E. Sagan
                                              President


                                         EMPLOYEE:



                                         --------------------------------------
                                         Signature



                                         --------------------------------------
                                         Print Name



                                         --------------------------------------
                                         Address



                                         --------------------------------------
                                         Social Security Number

                                                                       Exhibit A


________________________________________________________________________________


                     INVESTMENT AND REPURCHASE AGREEMENT



                      Dated as of ____________, 198[  ]



                         EMPLOYEE BENEFIT PLANS, INC.


________________________________________________________________________________

                                               INVESTMENT AND REPURCHASE AGREEMENT
                                                        TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF EBP

      2.01        Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      2.02        Capacity, Authorization and Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      3.01        Offering Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      3.02        Private Placement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      3.03        Reliance by EBP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 4.  RESTRICTIONS ON TRANSFER OF SHARES

      4.01        No Transfer in Violation of 1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      4.02        Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 5.  REGISTRATION OF SHARES

      5.01        "Piggyback" Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      5.02        Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      5.03        Preparation; Reasonable Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 6.  PROCEDURES ON SALE OF STOCK TO THIRD PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 7.  MISCELLANEOUS

      7.01        No Implied Right to Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      7.02        Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      7.03        Agreements, Representations and Warranties
                  to Survive Delivery; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      7.04        Certain Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      7.05        Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      7.06        Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      7.07        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      7.08        Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





                                     (ii)

      INVESTMENT AND REPURCHASE AGREEMENT dated as of ______________, 19___, between EMPLOYEE BENEFIT PLANS, INC., a Delaware corporation ("EBP"), and the undersigned purchaser of Shares (the "Purchaser").

      WHEREAS, pursuant to the terms of an option agreement EBP granted the Purchaser an option to purchase ____________ shares of Common Stock of EBP at a price of $_________ per share (the "Shares");

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

                            ARTICLE 1.  DEFINITIONS


      For the purposes of this Agreement, the following terms have the following meanings:

      "Affiliate" means, with respect to any person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purpose of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Persons whether through the ownership of voting securities or by contract or otherwise.

      "Common Shares" means any shares of EBP Common Stock.

      "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Person" means an individual, a partnership, a joint venture, a corporation a trust, an unincorporated organization and a government or any department or agency thereof.

      "Purchaser" shall have the meaning set forth in the recitals.

      "Registration Expenses" means all out-of-pocket expenses incident to EBP's performance of or compliance with Article 7 hereof, including, without limitation, all registration and filing fees (including filing fees with respect to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or blue sky" laws (including reasonable fees and disbursements of underwriters counsel in connection with any "blue sky" memorandum or survey), all printing expenses, all registrars' and agents' fees, the fees and disbursements of EBP's counsel and of its independent public accountants, but excluding (a) the expenses of any special audits required by or incident to such performance and compliance, (b) the fees and disbursements of any counsel retained by the holders of Common Shares being registered, and (c) underwriting discounts and commissions and applicable transfer taxes, if any, all of which shall be borne by the sellers of the Common Shares being registered in all cases in proportion to the shares sold by each.

      "Restricted Shares" means all Common Shares other than (a) Common Shares that have been registered under a registration statement pursuant to the 1933 Act, (b) Common Shares with respect to which a sale has been made in reliance on and in accordance with Rule 144 or (c) Common Shares with respect to which the holder thereof shall have delivered to EBP an opinion, in form and substance satisfactory to EBP, of counsel, who shall be satisfactory to EBP, to the effect that subsequent transfers of such Common Shares may be effected without registration under the 1933 Act.

      "Rule 144" means Rule 144 (or any successor provision) under the 1933 Act.

      "Shares" shall have the meaning set forth in the recitals.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly, owned by such Person.

                ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF EBP


      EBP represents and warrants to the Purchaser as follows:

      2.01 Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease all property that it purports to own or lease and to carry on its businesses as now being conducted. Its Certificate of Incorporation and By-laws are in full force and effect, and it is not in violation of any of the provisions of its Certificate of Incorporation or By-laws.

      2.02 Capacity, Authorization and Enforceability. It has full corporate power and authority to enter into this Agreement and, to perform all its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

                  ARTICLE 3.  REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASER


      The Purchaser represents and warrants to EBP as follows:

      3.01 Offering Representation. The Purchaser acknowledges his understanding that the issuance and sale of the Shares is intended to be exempt from registration under the 1933 Act. In furtherance thereof, the Purchaser represents and warrants to EBP that:

            (a) He has the financial ability to bear the economic risk of his investment in the Shares to be purchased by him, he could bear a total loss of such investment, he has no need for liquidity with respect to such investment, and he has adequate means for providing for his current needs and personal contingencies;

            (b) He has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Shares;

            (c) He has been given the opportunity to ask questions of, and receive answers from, EBP concerning an investment in the Shares, and the operations and financial condition of EBP; and

            (d) any information heretofore furnished to EBP by the Purchaser with respect to his financial position, personal background and investment experience is correct and complete as of the date of this Agreement.

      3.02 Private Placement. The Purchaser has been advised that the Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless they are registered under the 1933 Act or unless an exemption from registration is available. The Purchaser has also been advised that he may be required to pledge the Shares to a creditor of the Company. The Purchaser is acquiring the Shares for his own account for investment and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of distributing any thereof. In making the foregoing representation, the Purchaser is aware that he must bear the economic risk of an investment in the Shares for an indefinite period of time.

      3.03 Reliance by EBP. The Purchaser acknowledges that EBP is entering into this Agreement in reliance upon the representations and warranties of the Purchaser in this Agreement, including, without limitation, those set forth in this Article 3.

                ARTICLE 4.  RESTRICTIONS ON TRANSFER OF SHARES


      4.01 No Transfer in Violation of 1933 Act. The Purchaser agrees that he will not, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Shares (or solicit any offers to buy or otherwise acquire, or take a pledge of any such Shares), except in compliance with the 1933 Act.

      4.02 Legends. (a) Each certificate evidencing Shares issued to the Purchaser or any direct or indirect transferee thereof shall bear a legend in substantially the following form:

      The shares evidenced by this certificate were issued in a private placement without registration or qualification under the Securities Act of 1933, as amended, or the securities or "blue sky" laws of certain jurisdictions and without the review or approval of the securities administrators of such jurisdictions and in reliance upon the purchaser's representation that such shares were being acquired for investment and not for resale in connection with the distribution thereof. No registration of transfer of such shares will be made on the books of the issuer unless accompanied by an opinion, in form and substance satisfactory to the issuer, of counsel, who shall be satisfactory to the issuer, that such transfer may properly be made without registration under the Securities Act of 1933, as amended, or that such shares have been so registered under a registration statement that is in effect at the date of such transfer.

            (b) In the event that any Shares shall cease to be Restricted Shares, EBP shall upon the written request of the holder thereof issue to such holder a new certificate evidencing such Shares without the legend required by
Section 4.02(a) endorsed thereon.

                      ARTICLE 5.  REGISTRATION OF SHARES


      5.01 "Piggyback" Registration. If EBP decides to register its stock in accordance with the 1933 Act on any registration form other than a Form S-8 or any other special purpose form, it will notify each holder of Shares of that fact 30 days in advance of the anticipated first filing date of any registration statement with the Securities and Exchange Commission (the "Commission"). Such holders shall then have the right to include their Shares in any such registration, and shall so notify EBP within 15 days of notice from EBP that such registration will occur. The notice from EBP shall not constitute a commitment to register any Common Stock, and EBP may withdraw its Common Stock from the registration process, along with the Common Stock of the holders of Shares at any time. All Registration Expenses with respect to the Shares included in such registration pursuant to this Section 7.01 shall be borne by EBP.

      5.02 Registration Procedures. (a) If and whenever EBP is required to use its best efforts to effect the registration of Shares as provided in Section 5.01, EBP will as expeditiously as is reasonable:

                  (i) prepare and file with the Commission on any appropriate form a registration statement with respect to the Shares and use its best efforts to cause such registration statement to become effective;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 6 months (or such shorter period which will terminate when all Shares subject to such registration statement have been sold or withdrawn, but not prior to the expiration of the 90 day period specified in Section 4(3) of the 1933 Act, if applicable) and to comply with the provisions of the 1933 Act with respect to the disposition of all of Shares and other securities covered by such registration statement until such time as all of the Shares and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (iii) furnish to each seller of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Shares;

                  (iv) use its best efforts to register or qualify all Shares covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of its Shares covered by such registration statement, except that EBP shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) furnish to each seller of Shares (A) an opinion of counsel for EBP, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and, if authorized by the accountants, (B) a "cold comfort" letter signed by the independent public accountants who have issued a report on EBP's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants letter, such other financial matters as such seller may reasonably request;

                  (vi) immediately notify each seller of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary, so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply with law;

                  (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

                  (viii) use its best efforts to list such Shares on each securities exchange on which its securities of the same class are then listed, if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Shares not later than the effective date of such registration statement; and

                  (ix) issue to any underwriter to which any holder of Shares may sell such Shares in connection with any such registration (and to any direct or indirect transferee of any such underwriter), certificates evidencing Shares without the legends described in Section 4.02.

      EBP may require each seller of Shares as to which any registration is being effected to furnish EBP with such information regarding such seller and the distribution of such securities as EBP may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

            (b) If the managing underwriter of an offering with respect to which holders of Shares have requested inclusion thereof under Section 4.01 advises EBP that, in its judgment, the number of shares of Common Stock and any other securities, including any Shares, proposed to be included in such offering should be limited due to market conditions, then EBP will promptly so advise each holder of Shares and/or Common Stock sought to be included in such offering, and, if necessary to meet such limitation, all holders of Common Stock (including Shares) proposing to sell Common Stock in such offering shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of shares of Common Stock as to which registration has been requested by such holders. If the offering is initiated by EBP or by any stockholder of EBP who has the right to request EBP to file a registration statement, EBP or such stockholder, as the case may be, shall not be required to limit the shares which it is offering, and such limitation shall be applied only against shares of Common Stock sought to be included by other selling shareholders, including holders of Shares.

            (c) EBP will enter into an underwriting agreement with the underwriters for any offering to be effected pursuant to this Article 4, such agreement to contain such terms, conditions, representations, warranties and covenants, including those relating to indemnification, on the part of EBP and the selling shareholders as are customarily contained in underwriting agreements.

      5.03 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Shares under the 1933 Act, EBP will give the holders on whose behalf Shares are to be so registered and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement at their own expense, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such opportunities to discuss the Business of EBP with its officers and independent public accountants as shall be necessary, in the opinion of such holders or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

                                  ARTICLE 6
                 PROCEDURES ON SALE OF STOCK TO THIRD PARTIES


      Except as expressly provided herein, the Purchaser hereby agrees that he shall not sell any Shares except in accordance with the following procedures:

            (a) The Purchaser shall first deliver to EBP a written notice (hereinafter in this Article 6 called the "Notice of Offer"), which shall be irrevocable for a period of thirty days after delivery thereof, naming the intended offeree(s) (the "Intended Offeree") and offering to sell to EBP all or any part of the Shares proposed to be sold by the Purchaser at the purchase price and for the terms specified therein. EBP shall have the right and option, but not the obligation, for a period of thirty days after delivery of the Notice of Offer, (the "Acceptance Period") to accept all or any part of the Shares so offered at the purchase price and on the terms specified therein. Such acceptance shall be made by delivering a written notice (a "Notice of Acceptance") to the Purchaser within said thirty day period.

            (b) If EBP exercises its option to purchase Shares under the terms of Section 6(a), such purchase shall be consummated at the offices of EBP on a mutually satisfactory business day within thirty days after the expiration of the Acceptance Period. Delivery of certificates or other instruments evidencing such Shares duly endorsed for transfer to EBP shall be made on such dates against payment of the purchase price therefor.

            (c) To the extent effective acceptances shall not be received pursuant to Section 6(a) above within the Acceptance Period with respect to all or any part of the Shares offered for sale pursuant to the Notice of Offer, then the Purchaser may sell to the Intended Offeree (but not to any other person) all (but not fewer than all) of the remaining shares of Common Stock so offered for sale at a price not less than the price, and on terms not more favorable to the Intended Offeree than the terms stated in the original Notice of Offer, at any time within sixty days after expiration of the Acceptance Period. In the event that the remaining shares of Common Stock are not sold by the Purchaser during such sixty day period, the right of the Purchaser to sell such remaining shares of Common Stock shall expire and the obligations of this
Article 6 shall be reinstated; provided, however, that in the event the Purchaser determines at any time during such sixty day period, that the sale of all or any part of the remaining shares of Common Stock on the terms set forth in the original Notice of Offer is impractical, the Purchaser can terminate the offer and reinstate the procedure provided in this Article 6 without waiting for the expiration of such sixty day period.

            (d) Anything contained in this Article 6 to the contrary notwithstanding, any buyer of Common Stock pursuant to this Article 6 who is not a Stockholder of EBP shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement including without limitation the provisions of this Article 6.

            (e) The following are specifically exempt from the provisions of this Article 6:

                  (i) Transfers involving public sales, whether pursuant to a registration statement filed under the 1933 Act or an exemption therefrom;

                  (ii) Transfers of Shares between a shareholder and the trustees of a trust revocable by him alone;

                  (iii) Transfers of Shares by gift between a spouse or children;

                  (iv) Transfers of Shares between a shareholder and his guardian or conservator; provided that in the case of any transfer described in subparagraphs (ii), (iii) or
                         (iv), the transferee first executes a counterpart of this Agreement with respect to all Shares transferred; and

                  (v) Transfers of Shares upon death of a shareholder to the heirs or legal representative of such shareholder.

                           ARTICLE 7. MISCELLANEOUS

      7.01 No Implied Right to Employment. Neither this Agreement nor any provision hereof nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Purchaser any right to be retained in the employ of EBP or to interfere with or to limit in any way the right of EBP to terminate the employment or engagement of the Purchaser at any time.

      7.02 Term. This Agreement shall remain in force and effect for a period of ten years from the date hereof except as otherwise specifically provided herein.

      7.03 Agreements, Representations and Warranties to Survive Delivery; Assignment. All agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the delivery to the Purchaser of the Shares and, notwithstanding any investigation heretofore or hereafter made by the Purchaser or EBP or on the Purchaser's or EBP's behalf, shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party; and all agreements herein by or on behalf of EBP or by or on behalf of the Purchaser, shall bind and inure to the benefit of the heirs, successors and permitted assigns of such parties hereto.

      7.04 Certain Remedies. Without intending to limit the remedies available to EBP, the parties hereto agree that damages at law will be an insufficient remedy to EBP in the event of a violation by the Purchaser of the terms hereof, and further agree that EBP may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the agreements set forth in such Article.

      7.05 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Purchaser, to such Purchaser's attention at the address set forth below hereto (or to such other address as the Purchaser shall have specified to EBP in writing) and, if to EBP, to EBP, 6950 Wayzata Boulevard, Minneapolis, Minnesota 55246, Attn: President with a copy to Summit Ventures, Suite 3420, One Boston Place, Boston, MA 02108, Attn: E. Roe Stamps, IV (or to such other address as EBP shall have specified in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

      7.06 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties thereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

      7.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      7.08 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto set their hands as of the date first above written.

                                         EMPLOYEE BENEFIT PLANS, INC.


                                         By
                                            -----------------------------------
                                             Title:


                                         PURCHASER:



                                         --------------------------------------
                                         Signature



                                         --------------------------------------
                                         Print Name


                                         Purchaser's Address:



                                         --------------------------------------